MACOM Reports Fiscal Second Quarter 2026 Financial Results

LOWELL, MA, May 7, 2026 – MACOM Technology Solutions Holdings, Inc. (“MACOM”) (Nasdaq: MTSI), a leading supplier of semiconductor products, today announced its financial results for its fiscal second quarter ended April 3, 2026.
Second Quarter Fiscal Year 2026 GAAP Results
•Revenue was $289.0 million, an increase of 22.5%, compared to $235.9 million in the previous year fiscal second quarter and an increase of 6.4% compared to $271.6 million in the prior fiscal quarter;
•Gross margin was 56.9%, compared to 55.2% in the previous year fiscal second quarter and 55.9% in the prior fiscal quarter;
•Income from operations was $50.8 million, or 17.6% of revenue, compared to income from operations of $34.9 million, or 14.8% of revenue, in the previous year fiscal second quarter and income from operations of $43.3 million, or 15.9% of revenue, in the prior fiscal quarter; and
•Net income was $46.3 million, or $0.60 per diluted share, compared to net income of $31.7 million, or $0.42 per diluted share, in the previous year fiscal second quarter, and net income of $48.8 million, or $0.64 per diluted share, in the prior fiscal quarter.

Second Quarter Fiscal Year 2026 Adjusted Non-GAAP Results
•Adjusted gross margin was 58.5%, compared to 57.5% in the previous year fiscal second quarter and 57.6% in the prior fiscal quarter;
•Adjusted income from operations was $80.5 million, or 27.8% of revenue, compared to adjusted income from operations of $59.8 million, or 25.4% of revenue, in the previous year fiscal second quarter and adjusted income from operations of $74.0 million, or 27.2% of revenue, in the prior fiscal quarter; and
•Adjusted net income was $84.3 million, or $1.09 per diluted share, compared to adjusted net income of $64.3 million, or $0.85 per diluted share, in the previous year fiscal second quarter and adjusted net income of $78.2 million, or $1.02 per diluted share, in the prior fiscal quarter.
Management Commentary
“We are pleased with our first half fiscal year results and look forward to strong revenue growth and profitability in the second half,” said Stephen G. Daly, President and Chief Executive Officer, MACOM.
Business Outlook
For the fiscal third quarter ending July 3, 2026, MACOM expects revenue to be in the range of $331 million to $339 million. Adjusted gross margin is expected to be between 59.0% and 60.0%, and adjusted earnings per diluted share is expected to be between $1.31 and $1.37 utilizing an anticipated non-GAAP income tax rate of 3% and 78.5 million fully diluted shares outstanding.
Conference Call
MACOM will host a conference call on Thursday, May 7, 2026, at 8:30 a.m. Eastern Time to discuss its fiscal second quarter 2026 financial results and business outlook. Investors and analysts may visit MACOM's Investor Relations website at https://ir.macom.com/events-webcasts to register for a user-specific access code for the live call or to access the live webcast. A replay of the call will be available within 24 hours and remain accessible by all interested parties for approximately 90 days.

About MACOM
MACOM designs and manufactures high-performance semiconductor products for the Industrial and Defense, Data Center and Telecommunications industries. MACOM services over 6,000 customers annually with a broad product portfolio that incorporates RF, Microwave, Analog and Mixed Signal and Optical semiconductor technologies. MACOM has achieved certification to the IATF16949 automotive standard, the AS9100D aerospace standard, the ISO9001 international quality standard and the ISO14001 environmental management standard. MACOM operates facilities across the United States, Europe, Asia and is headquartered in Lowell, Massachusetts.
Special Note Regarding Forward-Looking Statements
This press release and the associated earnings call contains forward-looking statements. These forward-looking statements include, among others, statements about MACOM’s strategic plans, priorities and long-term growth drivers, our ability to execute our long-term strategy, strengthen our position and drive market share gains and growth, our ability to develop new products and differentiated solutions, achieve market acceptance of those products and solutions and better address certain markets, expand our capabilities and extend our product offerings, including through our fabrication facility execution and continued improvements, our team’s capabilities and technologies and expansion and growth thereof and any potential financial benefits derived by and financial impact to MACOM therefrom, strength and competitiveness of new product introductions and technology portfolio expansion, including the anticipated rate of new product introductions and technology licensing and transfer activities, anticipated demand for our products, including backlog levels and book-to-bill trends, MACOM’s profitability, revenue targets, gross margin and operating margin improvements, end-market-specific revenue growth expectations, prospects and growth opportunities in our three primary markets, including the anticipated timing of production programs and associated revenues, the potential impact to our business of an economic downturn or recession, anticipated financial and business performance improvements, expectations regarding cash flow from operations and capital expenditures, our anticipated non-GAAP income tax rate and the expected impact of recent tax legislation thereon, MACOM’s strategic investment and other plans, including investments and agreements intended to further strengthen our supply chain and support our revenue growth objectives, negotiation and finalization of a definitive agreement with, and receipt of, funding from the Federal and State governments, the estimated financial results for our 2026 fiscal third quarter and the stated business outlook and future results of operations.
These forward-looking statements reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those indicated by the forward-looking statements, including statements regarding our business outlook, strategic plans and priorities, expectations, anticipated drivers of future revenue growth, our plans for use of our cash and cash equivalents and short-term investments, interest rate and foreign currency risks, our ability to meet working capital requirements, estimates and objectives for future operations, our future results of operations and our financial position; and those other factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this press release, and MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Discussion Regarding the Use of Historical and Forward-Looking Non-GAAP Financial Measures
In addition to United States Generally Accepted Accounting Principles (“GAAP”) reporting, MACOM provides investors with financial measures that have not been calculated in accordance with GAAP, such as: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP income from operations and operating margin, non-GAAP EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP diluted shares, non-GAAP income tax rate and non-GAAP interest income. In this release or elsewhere, we may alternatively refer to such non-GAAP measures as “adjusted” measures. This non-GAAP information excludes the effect, where applicable, of intangible amortization expense, share-based compensation expense, non-cash interest, net, acquisition and integration related costs, loss on debt extinguishment, and the tax effect of each non-GAAP adjustment.

Management believes these excluded items are not reflective of our underlying performance and uses these non-GAAP financial measures to: evaluate our ongoing operating performance and compare it against prior periods, make operating decisions, forecast future periods, evaluate potential acquisitions, compare our operating performance against peer companies and assess certain compensation programs. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate the results of our ongoing operations and enable more meaningful period-to-period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. We have not provided a reconciliation with respect to any forward-looking non-GAAP financial data presented because we do not have and cannot reliably estimate certain key inputs required to calculate the most comparable GAAP financial data, such as future acquisition costs, the possibility and impact of any litigation costs, changes in our GAAP effective tax rate and impairment charges. We believe these unknown inputs are likely to have a significant impact on any estimate of the comparable GAAP financial data.
Investors are cautioned against placing undue reliance on non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures may have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.
Additional information and management’s assessment regarding why certain items are excluded from our non-GAAP measures are summarized below:
Amortization Expense – is related to acquired intangible assets which are based upon valuation methodologies and are generally amortized over the expected life of the intangible asset at the time of acquisition, which may result in amortization amounts that vary over time. This non-cash expense is not considered by management in making operating decisions.
Share-Based Compensation Expense – includes share-based compensation expense for awards that are equity and liability classified on our balance sheet and the related employer tax expense at vesting. Share-based compensation expense is partially outside of our control due to factors such as stock price volatility and interest rates, which may be unrelated to our operating performance during the period in which the expense is incurred. It is an expense based upon valuation methodologies and assumptions that vary over time, and the amount of the expense can vary significantly between companies. Share-based compensation expense amounts are not considered by management in making operating decisions.
Non-cash Interest, Net – includes amounts associated with the amortization of certain fees associated with the establishment or amendment of our convertible notes that are being amortized over the life of the agreements. We believe these amounts are non-cash in nature, are not correlated to future business operations and do not reflect our ongoing operations.
Acquisition and Integration Related Costs – includes items such as professional fees, employee severance and other costs incurred in connection with acquisitions and integration specific activities which are not expected to have a continuing contribution to operations and the amortization of the fair market step-up value of acquired inventory and fixed assets. We believe the exclusion of these items is useful in providing management a basis to evaluate ongoing operating activities and strategic decision making.
Loss on Debt Extinguishment – includes loss on exchange of our convertible notes. This fiscal year 2025 loss is primarily non-cash and we do not believe this amount is reflective of our ongoing operations.

Tax Effect of Non-GAAP Adjustments – includes adjustments to arrive at an estimate of our non-GAAP income tax rate associated with our non-GAAP income over a period of time. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors including our historical and forecast earnings by jurisdiction, discrete items, cash taxes paid in relation to our non-GAAP net income before income taxes and our ability to realize tax assets. We generally assess this non-GAAP income tax rate quarterly and have utilized 3% for our first two fiscal quarters of fiscal year 2026 and for our fiscal year 2025. Our historical effective income tax rate under GAAP has varied significantly from our non-GAAP income tax rate due primarily to income taxed in foreign jurisdictions at generally lower tax rates, research and development tax credits and acquisition expenses. We believe it is beneficial for management to review our non-GAAP income tax rate on a consistent basis over periods of time. Items such as those noted above may have a significant impact on our GAAP income tax expense and associated effective tax rate over time.
Adjusted EBITDA – is a calculation that adds depreciation expense to our adjusted income from operations. Management reviews and utilizes this measure for operational analysis purposes. We believe competitors and others in the financial industry also utilize this measure for analysis purposes.
Incremental Shares – is the number of potential shares of common stock issuable upon the exercise of stock options, restricted stock, restricted stock units and conversion of convertible debt which were not included in the calculation of our GAAP diluted shares. We believe competitors and others in the financial industry utilize this non-GAAP measure for analysis purposes.

* * *
Company Contact:
MACOM Technology Solutions Holdings, Inc.
Stephen Ferranti
Senior Vice President, Corporate Development and Investor Relations
P: 978-656-2977
E: stephen.ferranti@macom.com

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended			Six Months Ended
	April 3, 2026	January 3, 2026	April 4, 2025	April 3, 2026	April 4, 2025

Revenue	$288,955	$271,612	$235,887	$560,567	$454,009
Cost of revenue	124,522	119,833	105,731	244,355	206,744
Gross profit	164,433	151,779	130,156	316,212	247,265
Operating expenses:
Research and development	68,983	66,459	57,837	135,442	118,206
Selling, general and administrative	44,619	42,023	37,449	86,642	76,662
Total operating expenses	113,602	108,482	95,286	222,084	194,868
Income from operations	50,831	43,297	34,870	94,128	52,397
Other income (expense):
Interest income	7,759	7,990	7,239	15,749	14,239
Interest expense	(1,667)	(1,698)	(1,179)	(3,365)	(2,545)
Loss on extinguishment of debt	—	—	—	—	(193,098)
Total other income (expense)	6,092	6,292	6,060	12,384	(181,404)
Income (loss) before income taxes	56,923	49,589	40,930	106,512	(129,007)
Income tax expense	10,592	822	9,264	11,414	6,857
Net income (loss)	$46,331	$48,767	$31,666	$95,098	$(135,864)

Net income (loss) per share:
Income (loss) per share - Basic	$0.62	$0.65	$0.43	$1.27	$(1.85)
Income (loss) per share - Diluted	$0.60	$0.64	$0.42	$1.23	$(1.85)
Weighted average common shares:
Shares - Basic	75,283	74,822	74,358	75,053	73,540
Shares - Diluted	77,555	76,718	75,741	77,137	73,540

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	April 3, 2026	October 3, 2025

ASSETS
Current assets:
Cash and cash equivalents	$98,521	$112,142
Short-term investments	566,337	673,833
Accounts receivable, net	159,599	148,646
Inventories	252,195	237,844
Prepaid and other current assets	49,398	32,623
Total current assets	1,126,050	1,205,088
Property and equipment, net	234,960	230,291
Goodwill and intangible assets, net	402,988	414,885
Deferred income taxes	201,956	207,999
Other long-term assets	48,623	45,097
Total assets	$2,014,577	$2,103,360
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$—	$160,946
Accounts payable	62,131	67,588
Accrued liabilities	87,572	96,585
Total current liabilities	149,703	325,119
Finance lease obligations, less current portion	30,157	30,504
Financing obligation	36,713	37,014
Long-term debt obligations	340,186	339,630
Other long-term liabilities	40,061	43,998
Total liabilities	596,820	776,265
Stockholders’ equity	1,417,757	1,327,095
Total liabilities and stockholders’ equity	$2,014,577	$2,103,360

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Six Months Ended
	April 3, 2026	April 4, 2025

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$95,098	$(135,864)
Depreciation and intangible asset amortization	31,017	30,800
Share-based compensation	44,776	44,287
Deferred income taxes	6,649	(2,747)
Loss on extinguishment of debt	—	193,098
Other adjustments, net	(1,954)	(2,351)
Accounts receivable	(10,954)	(24,724)
Inventories	(14,390)	(14,961)
Accrued and other liabilities	(9,058)	1,647
Change in other operating assets and liabilities	(19,595)	16,161
Net cash provided by operating activities	121,589	105,346
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net	—	(12,684)
Sales, purchases and maturities of investments	105,582	(132,976)
Purchases of property and equipment	(26,126)	(13,498)
Purchases of software licenses and licensed technology	(7,420)	(8,779)
Other investing	1,480	804
Net cash provided by (used in) investing activities	73,516	(167,133)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes	—	86,629
Repayment of convertible notes	(161,151)	—
Payments for fee on convertible note exchange and debt issuance costs	—	(23,126)
Payments on finance leases and other financing activities	(1,286)	(498)
Proceeds from employee stock purchases	5,212	4,537
Common stock withheld for taxes on employee equity awards	(51,475)	(41,260)
Net cash (used in) provided by financing activities	(208,700)	26,282
Foreign currency effect on cash	(26)	(375)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(13,621)	(35,880)
CASH AND CASH EQUIVALENTS — Beginning of period	112,142	146,806
CASH AND CASH EQUIVALENTS — End of period	$98,521	$110,926

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited and in thousands, except per share data)

	Three Months Ended						Six Months Ended
	April 3, 2026		January 3, 2026		April 4, 2025		April 3, 2026		April 4, 2025
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$164,433	56.9	$151,779	55.9	$130,156	55.2	$316,212	56.4	$247,265	54.5
Amortization expense	1,623	0.6	1,621	0.6	3,343	1.4	3,244	0.6	6,675	1.5
Share-based compensation expense	2,716	0.9	2,794	1.0	1,765	0.7	5,510	1.0	5,263	1.2
Acquisition and integration related costs	269	0.1	278	0.1	356	0.2	547	0.1	1,750	0.4
Adjusted gross profit (Non-GAAP)	$169,041	58.5	$156,472	57.6	$135,620	57.5	$325,513	58.1	$260,953	57.5

	Three Months Ended						Six Months Ended
	April 3, 2026		January 3, 2026		April 4, 2025		April 3, 2026		April 4, 2025
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Operating expenses - GAAP	$113,602	39.3	$108,482	39.9	$95,286	40.4	$222,084	39.6	$194,868	42.9
Amortization expense	(1,713)	(0.6)	(1,849)	(0.7)	(1,617)	(0.7)	(3,562)	(0.6)	(4,794)	(1.1)
Share-based compensation expense	(21,905)	(7.6)	(23,835)	(8.8)	(17,331)	(7.3)	(45,740)	(8.2)	(43,220)	(9.5)
Acquisition and integration related costs	(1,395)	(0.5)	(299)	(0.1)	(522)	(0.2)	(1,694)	(0.3)	(1,127)	(0.2)
Adjusted operating expenses (Non-GAAP)	$88,589	30.7	$82,499	30.4	$75,816	32.1	$171,088	30.5	$145,727	32.1

	Three Months Ended						Six Months Ended
	April 3, 2026		January 3, 2026		April 4, 2025		April 3, 2026		April 4, 2025
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Income from operations - GAAP	$50,831	17.6	$43,297	15.9	$34,870	14.8	$94,128	16.8	$52,397	11.5
Amortization expense	3,336	1.2	3,470	1.3	4,960	2.1	6,806	1.2	11,469	2.5
Share-based compensation expense	24,621	8.5	26,629	9.8	19,096	8.1	51,250	9.1	48,483	10.7
Acquisition and integration related costs	1,664	0.6	577	0.2	878	0.4	2,241	0.4	2,877	0.6
Adjusted income from operations (Non-GAAP)	$80,452	27.8	$73,973	27.2	$59,804	25.4	$154,425	27.5	$115,226	25.4

Depreciation expense	9,013	3.1	8,656	3.2	6,803	2.9	17,669	3.2	13,543	3.0
Adjusted EBITDA (Non-GAAP)	$89,465	31.0	$82,629	30.4	$66,607	28.2	$172,094	30.7	$128,769	28.4

	Three Months Ended						Six Months Ended
	April 3, 2026		January 3, 2026		April 4, 2025		April 3, 2026		April 4, 2025
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Net income (loss) - GAAP	$46,331	16.0	$48,767	18.0	$31,666	13.4	$95,098	17.0	$(135,864)	(29.9)
Amortization expense	3,336	1.2	3,470	1.3	4,960	2.1	6,806	1.2	11,469	2.5
Share-based compensation expense	24,621	8.5	26,629	9.8	19,096	8.1	51,250	9.1	48,483	10.7
Non-cash interest, net	380	0.1	381	0.1	380	0.2	761	0.1	687	0.2
Acquisition and integration related costs	1,664	0.6	577	0.2	878	0.4	2,241	0.4	2,877	0.6
Loss on debt extinguishment	—	—	—	—	—	—	—	—	193,098	42.5
Tax effect of non-GAAP adjustments	7,984	2.8	(1,597)	(0.6)	7,276	3.1	6,387	1.1	3,029	0.7
Adjusted net income (Non-GAAP)	$84,316	29.2	$78,227	28.8	$64,256	27.2	$162,543	29.0	$123,779	27.3

	Three Months Ended						Six Months Ended
	April 3, 2026		January 3, 2026		April 4, 2025		April 3, 2026		April 4, 2025
	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share	Net income (loss)	Income (loss) per diluted share	Net income	Income per diluted share
Net income (loss) - GAAP diluted	$46,331	$0.60	$48,767	$0.64	$31,666	$0.42	$95,098	$1.23	$(135,864)	$(1.85)

Adjusted net income (Non-GAAP)	$84,316	$1.09	$78,227	$1.02	$64,256	$0.85	$162,543	$2.11	$123,779	$1.64

	Three Months Ended			Six Months Ended
	April 3, 2026	January 3, 2026	April 4, 2025	April 3, 2026	April 4, 2025
	Shares	Shares	Shares	Shares	Shares
Diluted shares - GAAP	77,555	76,718	75,741	77,137	73,540
Incremental shares	—	—	—	—	2,127
Adjusted diluted shares (Non-GAAP)	77,555	76,718	75,741	77,137	75,667

	Three Months Ended						Six Months Ended
	April 3, 2026		January 3, 2026		April 4, 2025		April 3, 2026		April 4, 2025
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Interest income - GAAP	$7,759	2.7	$7,990	2.9	$7,239	3.1	$15,749	2.8	$14,239	3.1
Interest expense - GAAP	(1,667)	(0.6)	(1,698)	(0.6)	(1,179)	(0.5)	(3,365)	(0.6)	(2,545)	(0.6)
Non-cash interest expense	380	0.1	381	0.1	380	0.2	761	0.1	687	0.2
Adjusted interest income (Non-GAAP)	$6,472	2.2	$6,673	2.5	$6,440	2.7	$13,145	2.3	$12,381	2.7